CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees and
Shareholders of The Royce Funds:

We consent to the reference to our Firm in Post-Effective
Amendment No. 41 to the Registration Statement of The Royce
Funds on From N-1A (File No. 2-80348) under the Securities
Act of 1933 and Post-Effective Amendment No. 43 (File No.
811-3599) under the Investment Company Act of 1940. We further consent to the reference to our Firm under the heading "Independent Accountants" in the Statement of Additional Information.


                              COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
April 16, 1997